UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2024

Alerus Financial Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39036	45-0375407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Demers Avenue

Grand Forks, North Dakota 58201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (701) 795-3200

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	ALRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long Term Incentive Plan and Award Agreement

On May 21, 2024, the Board of Directors (the “Board”) of Alerus Financial Corporation (the “Company”) and the Board’s Compensation Committee (the “Compensation Committee”) acted to adopt the Alerus Financial Long Term Incentive Plan (the “LTIP”). The LTIP is an equity incentive program providing a framework pursuant to which the opportunity to receive restricted stock units (“RSUs”) may be awarded annually to executives of the Company. If issued, awards of RSUs under the LTIP shall be granted pursuant to, and in accordance with the terms of, the Alerus Financial Corporation 2019 Equity Incentive Plan, as amended (the “2019 Equity Plan”), which was approved by the Company’s stockholders on May 6, 2019, or such other equity incentive plan as the Company may from time to time maintain.

The LTIP permits the Compensation Committee the discretion to designate between time-based RSUs and performance-based RSUs and, with respect to such RSUs, to establish, where applicable, performance goals and to determine the level at which such goals are achieved. The RSUs will generally vest based on continued employment over a three-year period or Company performance over a three-year period. Upon the death or disability of a participant, generally the RSUs will become fully and immediately vested, with performance-based RSUs vesting as if the Company had achieved the target performance goal. In the instance of a retirement (as defined in the LTIP), a participant’s performance-based RSUs will be eligible for vesting and settlement based on actual performance during the performance period, and time-based RSUs will become fully and immediately vested; notwithstanding, however, in either case, if a retirement occurs within six months following the grant date of an RSU, there shall be no additional vesting with respect to such RSU upon such retirement. The LTIP, and a form of performance-based award agreement pursuant thereto, are attached as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

Amendment to Alerus Financial Corporation 2019 Equity Incentive Plan

On May 21, 2024, the Board and the Compensation Committee acted to amend the 2019 Equity Plan to exclude from the previously established one-year minimum vesting period (applicable to awards solely subject to time-based vesting) the following types of awards: (a) any replacement awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries; (b) any stock delivered in lieu of fully vested cash obligations; (c) any awards to director participants that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of shareholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting; and (d) any additional awards the Compensation Committee may grant, up to a maximum of five percent (5%) of the total share reserve set forth in the 2019 Equity Plan (collectively, the “Amendment”). Per the Amendment, the Compensation Committee also retains the discretion to provide for accelerated exercisability or vesting of any award, including in the cases of retirement, death, disability or a corporate transaction. The 2019 Equity Plan will continue to be administered by the Compensation Committee, which has the authority to select award recipients from the eligible participants, determine the types of awards to be granted and determine the applicable terms, conditions, restrictions and other provisions of such awards. The full text of the Amendment is attached as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

Executive Severance Agreement

On May 21, 2024, the Board and the Compensation Committee acted to have the Company enter into an Executive Severance Agreement (the “Severance Agreement”) with Katie A. Lorenson, the President and Chief Executive Officer of the Company. Subject to Ms. Lorenson’s execution of a release of claims in favor of the Company, the Severance Agreement provides for payments to Ms. Lorenson if, (i) prior to a Change in Control (as defined in the Severance Agreement) Ms. Lorenson’s employment is terminated by the Company other than for Cause (as defined in the Severance Agreement) or (ii) within 24 months following a Change in Control Ms. Lorenson’s employment is terminated by the Company other than for Cause or by the officer for Good Reason (as defined in the Severance Agreement). The term “Change in Control” includes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company. The Severance Agreement’s term is always twenty-four months.

In the event of a termination pursuant to (i) above, Ms. Lorenson shall be entitled to an amount equal to one times the sum of her annual base salary, the average of her past three years of short-term bonuses, and the Company’s portion of 12 months’ premiums under any health, disability and life insurance plan or program in which Ms. Lorenson was entitled to participate in immediately prior to the termination date (collectively, the “Severance Pay”), to be paid over 12 months. In the event of a termination pursuant to (ii) above, Ms. Lorenson shall be entitled to receive an amount equal to 2.99 times the Severance Pay, paid in a lump sum. A copy of the Severance Agreement is attached as Exhibit 10.4 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Alerus Financial Corporation Long Term Incentive Plan

10.2	Form of Alerus Financial Corporation Long Term Incentive Plan Award Agreement

10.3	First Amendment to the Alerus Financial Corporation 2019 Equity Incentive Plan

10.4	Executive Severance Agreement, by and between Alerus Financial Corporation and Katie Lorenson, dated May 21, 2024

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2024	Alerus Financial Corporation

	By:	/s/ Katie A. Lorenson
	Name:	Katie A. Lorenson
	Title:	President and Chief Executive Officer